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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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The Hartford Financial Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hartford Financial Services Group, Inc.
2003 Notice of Annual Meeting of Shareholders
and Proxy Statement

Letter to Shareholders

March 12, 2003

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of The Hartford Financial Services Group, Inc., to be held at 9:00 a.m. on Thursday, April 17, 2003 in the Wallace Stevens Theater at The Hartford's Home Office in Hartford, Connecticut. We hope that you will participate in the annual meeting either by attending and voting in person or by voting as promptly as possible by proxy, by telephone or through the Internet. Your vote is important and we urge you to exercise your right to vote.

The accompanying notice of annual meeting and proxy statement provide information about the matters to be acted upon by The Hartford's shareholders. The proxy statement also contains information about the role and responsibilities of the Board of Directors and its committees and provides important information about each nominee for election as a director.

Sincerely yours,

Ramani Ayer
Chairman, President and
Chief Executive Officer

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of the shareholders of The Hartford Financial Services Group, Inc. (the "Company") will be held at 9:00 a.m. on Thursday, April 17, 2003 in the Wallace Stevens Theater at the Company's Home Office, 690 Asylum Avenue, Hartford, Connecticut 06105, for the following purposes:

    1.
    To elect a Board of Directors for the coming year;

    2.
    To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003;

    3.
    To consider and act on a proposal of the Board of Directors to amend the Company's By-laws;

    4.
    To consider and act on a shareholder proposal relating to auditor conflicts, if properly presented at the Annual Meeting; and

    5.
    To act upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 3, 2003 are entitled to notice of, and to vote at, the Annual Meeting.

                      By order of the Board of Directors,

                      Brian S. Becker
                      Senior Vice President and Corporate Secretary

March 12, 2003

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Hartford Plaza
690 Asylum Avenue
Hartford, CT 06105

PROXY STATEMENT

Annual Meeting of Shareholders
April 17, 2003

GENERAL INFORMATION

        The Board of Directors of The Hartford Financial Services Group, Inc. (the "Company" or "The Hartford") is soliciting shareholders' proxies in connection with the annual meeting of the shareholders of the Company, to be held on Thursday, April 17, 2003 at 9:00 a.m. in the Wallace Stevens Theater at the Company's Home Office, 690 Asylum Avenue, Hartford, Connecticut, and at any adjournment or postponement thereof (the "Annual Meeting"). The mailing of this Proxy Statement and the proxy to shareholders will begin on or about March 12, 2003.

Voting Rights

        Only shareholders of record at the close of business on March 3, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As a shareholder of record, you are entitled to one vote for each share of the Company's common stock ("Common Stock") registered in your name as of the Record Date.

        As of March 3, 2003, there were 258,448,701 shares of the Company's common stock ("Common Stock") outstanding and entitled to vote at the Annual Meeting.

Voting By Proxy

        Subject to the limitations described below, you may vote by proxy:

    (i)
    by completing and signing the proxy card provided to you and returning it to the Company,

    (ii)
    by telephone, or

    (iii)
    electronically through the Internet.

        When voting for the election of director nominees, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify, or (c) withhold your vote from all director nominees as a group. When voting for any other item to be voted on at the Annual Meeting, you may vote "for" or "against" the item or you may "abstain" from voting.

        If you properly vote by proxy using any of the voting methods described below but do not specify any choices, you will confer authority upon individuals named on the proxy card as proxies to vote your shares in their discretion. A proxy also confers discretionary authority on the named proxies to vote your shares on (1) any matter that was not known on the date of this Proxy Statement but is properly presented at the Annual Meeting, including the nomination or election of any person not identified in this Proxy Statement as a nominee for election as a director; and (2) any shareholder proposal omitted from this Proxy Statement pursuant to the proxy regulations of the Securities and Exchange Commission ("SEC") which is properly presented at the Annual Meeting.

        You may revoke your proxy at any time before it is exercised:

    (i)
    by giving written notice of revocation to the Corporate Secretary of the Company,

    (ii)
    by submitting a subsequently dated and properly completed proxy, or

    (iii)
    by attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

Voting Shares Held In Company Stock Plans

        Shares of Common Stock held by Company employees who participate in The Hartford Investment and Savings Plan ("ISP"), The Hartford Excess Savings Plan ("ESP") and The Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the trustees of the ISP, the ESP and the Stock Unit Plan, respectively. Shares of Common Stock held in the Company's Employee Stock Purchase Plan ("ESPP," and together with the ISP, the ESP and the Stock Unit Plan, the "Company Stock Plans") are held of record by the ESPP's administrator, Mellon Investor Services L.L.C. ("Mellon"), and are voted by Mellon. Participants in the Company Stock Plans may instruct plan trustees and Mellon as to how to vote shares allocated to their accounts in any of the Company Stock Plans by voting by proxy using any of the 3 voting methods described below. The trustees of the ISP, the ESP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP, the ESP and the Stock Unit Plan, respectively. To the extent that Mellon does not receive voting directions from ESPP participants, it will not vote such shares.

Voting Methods

        Voting By Proxy Card.    Each shareholder, including any employee of the Company who owns Common Stock through the Company Stock Plans, may vote by proxy by using the proxy card provided to him or her. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card.

        Voting By Telephone Or Through The Internet.    If you are a registered shareholder (that is, if you own Common Stock in your own name and not through a broker, nominee or some other agency which holds Common Stock for your account in a "street name" capacity), or if you own Common Stock through one or more of the Company Stock Plans, you may vote by proxy by using either the telephone or Internet methods of voting (please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems).

        If your shares of Common Stock are held in "street name" for your account, your broker or other nominee will advise you whether you may vote by telephone or through the Internet.

        Your vote is important and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can assure that your shares are voted by properly voting by proxy card, by telephone or through the Internet.

ITEM 1
ELECTION OF DIRECTORS

        Eleven individuals will be nominated for election as directors at the Annual Meeting. The terms of office for all elected Directors will run until the next annual meeting of shareholders of the Company and until their successors are elected and qualified. There are currently 11 directors serving on the Board of Directors.

        Unless you direct otherwise on the proxy you complete, the shares of Common Stock represented by your valid proxy will be voted for the election of all director nominees. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director. If for any reason a nominee should become unable to serve as a director, either the shares of Common Stock represented by valid proxies will be voted for the election of another individual recommended by the Board of Directors, or the Board of Directors will reduce the number of directors in order to eliminate the vacancy.

        Set forth below is certain information about each nominee for election as a director, including the year each nominee first became a director of the Company, the principal occupation and other directorships of each as of March 3, 2003 and a brief description of the business experience of each for at least the past 5 years.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Directorships

RAND V. ARASKOG
(Director since 1985)
Mr. Araskog, 71, retired in 1998 as Chairman and Chief Executive Officer of the new ITT Corporation (formerly, ITT Destinations, Inc.), one of the 3 separate public companies spun off from ITT Corporation ("ITT") in 1995 (the "ITT Spin-Off"). Prior to the ITT Spin-Off, Mr. Araskog was Chief Executive Officer of ITT since 1979, Chairman since 1980 and President since March 1991. Mr. Araskog also is a director of ITT Industries, Inc., Rayonier, Inc., and ITT Educational Services, Inc. He previously was a director of Shell Oil Company and Dow Jones & Company, Inc.

RAMANI AYER
(Director since 1991)
Mr. Ayer, 55, is Chairman, President and Chief Executive Officer of the Company, positions he has held since February 1, 1997. Since February 1997, he has held the positions of Chairman and Chief Executive Officer of Hartford Fire Insurance Company, the Company's principal property and casualty insurance subsidiary ("Hartford Fire"). Mr. Ayer also is Chairman of Hartford Life, Inc. ("Hartford Life"), an indirect wholly-owned subsidiary of the Company which operates the Company's life insurance, annuity and related businesses. He previously was Executive Vice President of the Company from December 1995 to February 1997 and President and Chief Operating Officer of Hartford Fire from 1990 to February 1997. Mr. Ayer joined the Company in 1973 as a member of the operations research department. Mr. Ayer is Chairman of BusinessLINC and past Chairman of the American Insurance Association ("AIA"). He is a member of The Business Roundtable, and serves on the Boards of Directors of AIA, Insurance Information Institute and the Financial Services Roundtable. Mr. Ayer is Chairman of the Metro Hartford Regional Economic Alliance, a director of Hartford Hospital and a member of the Boards of Trustees of Drexel University in Philadelphia, Pennsylvania and Maharishi University of Management in Fairfield, Iowa.

DONALD R. FRAHM
(Director since 1985)
Mr. Frahm, 71, served as Chairman, President and Chief Executive Officer of the Company from April 1988 until his retirement on January 31, 1997. Mr. Frahm also is a director of Hartford Hospital and the University of Hartford, and a corporator of the Connecticut Children's Medical Center.

EDWARD J. KELLY, III
(Director since 2001)
Mr. Kelly, 49, is President and Chief Executive Officer of Mercantile Bankshares Corporation ("Mercantile"), a position he has held since March 1, 2001. Previously, Mr. Kelly was appointed to the positions of Managing Director, head of the Global Financial Institutions group and co-head of the Investment Banking Client Management group at JP Morgan Chase upon the merger of JP Morgan and Chase in December 2000. Prior to that, Mr. Kelly held a number of senior executive positions with JP Morgan, including head, Latin American Investment Banking and co-head Global Financial Institutions from December 1997 to February 2000 and head, Global Financial Institutions, from February 2000 to December 2000. He also served as a member of the Global Investment Banking Management Committee from December 1997 to December 2000. Mr. Kelly is a member of the Boards of Directors of The Adams Express Company and Petroleum & Resources Corporation (closed-end investment companies), Mercantile Bankshares Corporation, AXIS Specialty Limited, Constellation Energy Group Inc., CIT Group, Inc. and CSX Corporation. Mr. Kelly also is a member of the Boards of Trustees of Johns Hopkins University and Johns Hopkins Medical School.

PAUL G. KIRK, JR.
(Director since 1995)
Mr. Kirk, 65, became a partner in the law firm of Sullivan & Worcester in 1977 and is presently of counsel to that firm. Mr. Kirk served as Treasurer of the Democratic Party of the United States from 1983 to 1985, and as Chairman from 1985 until his resignation from that position in 1989. He returned to Sullivan & Worcester in 1989 as a partner in general corporate practice at the firm's Boston and Washington offices. Mr. Kirk is Chairman and President and a director of Kirk & Associates, Inc., Co-chairman of the Commission on Presidential Debates, and Chairman of the Board of Directors of the John F. Kennedy Library Foundation. He also is a director of Rayonier, Inc., and a trustee of St. Sebastian's School and Stonehill College. He previously was Chairman of the Board of Directors of the National Democratic Institute for Informational Affairs, and a director of Bradley Real Estate, Inc. and ITT.

THOMAS M. MARRA
(Director since 2002)
Mr. Marra, 44, has served as an Executive Vice President of the Company since 1996. He also has held the positions of President of Hartford Life since January 1, 2002 and Chief Operating Officer of that subsidiary since March 20, 2000. Mr. Marra also is a director of Hartford Life. Since joining the Company as an associate actuary in 1980, Mr. Marra has held various positions of increasing responsibility with Hartford Life including Vice President, and Director of Individual Annuities from 1990 to 1994, head of Hartford Life's Individual Life and Annuities Division from 1994 to 1998, Senior Vice President from 1994 to 1996, Executive Vice President from 1996 to 2000 and Director of the Investment Products Division from 1998 to March 2000. Mr. Marra is Chairman of each of The Hartford-sponsored mutual funds. He is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries and a member of the Board of Trustees of The Bushnell Center for the Performing Arts. He also is a past Chairman of the National Association of Variable Annuities.

ROBERT W. SELANDER
(Director since 1998)
Mr. Selander, 52, has been President and Chief Executive Officer of MasterCard International since May 1997. From 1994 to May 1997, he was an Executive Vice President of MasterCard International and President of MasterCard's Europe, Middle East/Africa and Canada regions. Before joining MasterCard, he served for over 20 years in positions of increasing responsibility at Citicorp/Citibank, N.A. Mr. Selander also is a director of MasterCard Incorporated and MasterCard International.

CHARLES B. STRAUSS
(Director since 2001)
Mr. Strauss, 59, was appointed President and Chief Executive Officer of Unilever United States, Inc. ("Unilever U.S."), a primary business group of Unilever, the international food and home and personal care organization ("Unilever"), in May 2000. He also has held the positions of Group President, Unilever Home and Personal Care—North America of Unilever since September 1999, and Chairman of the North America Committee, which coordinates Unilever's North American activities, since May 2000. Mr. Strauss joined Unilever in 1986 as President and Chief Executive Officer of Ragú Foods. Since then, he has held a number of senior executive positions in the Unilever organization, including Chairman and Chief Executive Officer of Unilever's German subsidiary Langnese-Iglo GmbH from 1989 to 1992, President and Chief Executive of Lever Brothers company from 1992 to 1996 and Group President of Unilever Latin America from March 1996 through August 1999. Mr. Strauss is a member of the Boards of Directors of the Cosmetics, Toiletries and Fragrance Association, Unilever NV, Unilever PLC, the Grocery Manufacturers Association and the International Mass Retailers Association. Mr. Strauss is also a member of the Board of Overseers of Columbia Business School, and a past chairman of the Board of the International School, Hamburg Germany.

H. PATRICK SWYGERT
(Director since 1996)
Mr. Swygert, 59, is President of Howard University, Washington, D.C., a position he has held since August 1995. He was President of the University at Albany, State University of New York, from 1990 to August 1995. Mr. Swygert, who holds a law degree from Howard University, has been a visiting professor and lecturer abroad and is the author of numerous articles and publications on higher education and the law. Mr. Swygert is the immediate past Chairman of the Community-Business Partnership of the Greater Washington Board of Trade, and currently is a member of the Executive Committee of the Board of Directors of the Board of Trade. He is the past Chairman of the Washington, D.C. Area Consortium of Colleges and Universities. Mr. Swygert is also a member of the Boards of Directors of Fannie Mae and United Technologies Corporation, and a former member of the Board of Directors of The Victory Funds.

GORDON I. ULMER
(Director since 1995)
Mr. Ulmer, 70, is former Chairman and Chief Executive Officer of the former Connecticut Bank and Trust Company ("CBT") and a retired President of the former Bank of New England Corporation, the former holding company of CBT ("BNEC"). Mr. Ulmer joined CBT in 1957 and held a number of executive positions with that organization before being appointed President and a director in 1980, and Chairman and Chief Executive Officer in 1985. He was named President of BNEC in 1988, and held that position until his retirement in December 1990. Mr. Ulmer also is a director of Rayonier, Inc. and the Old State House Association.

DAVID K. ZWIENER
(Director since 1997)
Mr. Zwiener, 48, has been Executive Vice President of the Company since August 1995. Additionally, he has held the positions of President and Chief Operating Officer of the Company's Worldwide Property and Casualty operations since April 2000. He also served as Chief Financial Officer of the Company from August 1995 to April 2001. Mr. Zwiener previously held the positions of Executive Vice President and Chief Financial Officer of ITT Financial Corporation from March 1993 until February 1995. From November 1987 to March 1993, he held the positions of Senior Vice President and Treasurer and Executive Vice President—Capital Markets Division of Heller International Corporation. Mr. Zwiener also is a director of Sheridan Healthcare, Inc. and a trustee of The Wadsworth Athenaeum. He formerly served as a director of the Connecticut Business and Industry Association.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of the Company. The Board of Directors reviews significant developments affecting the Company and acts on matters requiring Board approval. During 2002, the Board of Directors held 7 meetings.

        There are 6 committees of the Board of Directors: the Audit Committee, the Compensation and Personnel Committee, the Executive Committee, the Finance Committee, the Legal and Public Affairs Committee and the Nominating and Corporate Governance Committee. Except for the Executive Committee, each committee is comprised solely of directors who are not officers of, or otherwise employed by, The Hartford or any of its subsidiaries. Set forth below is a description of the duties of each committee and its members.

        The Audit Committee assists the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee recommends the selection of the independent auditors for the Company and directly oversees their work, confirms the scope of audits to be performed by such auditors, reviews audit results and internal accounting and control procedures and policies, pre-approves all audit and permitted non-audit services to be performed for the Company by its independent auditors (subject to certain de minimis exemptions), reviews the fees paid to the independent auditors, and reviews and recommends approval of the audited financial statements of the Company, and the filing of the Company's periodic reports with the Securities and Exchange Commission ("SEC"). The current members of the Audit Committee are Messrs. Frahm, Kelly, Kirk, Selander (Chairman) and Strauss. Ms. Dublon, a former director of the Company, also was a member of the Audit Committee during 2002. In 2002, the Audit Committee held 8 meetings.

        The Compensation and Personnel Committee discharges the responsibilities of the Board relating to compensation of the Company's executives. The Compensation and Personnel Committee evaluates the performance of The Hartford's senior management and establishes executive compensation policies. Messrs. Kirk, Selander, Swygert (Chairman) and Ulmer are the current members of the Compensation and Personnel Committee. Ms. Dublon also was a member of the Compensation and Personnel Committee during 2002. The Compensation and Personnel Committee held 3 meetings in 2002.

        The Executive Committee considers and monitors the strategic focus of the Company, including the Company's transactional and financial initiatives. The Executive Committee also reviews the performance of the Company's Chief Executive Officer ("CEO") and other senior executives, manages the process of CEO succession and reviews certain executive compensation issues with the Compensation and Personnel Committee. In addition, all of the Company's non-management directors will meet regularly in executive session, without management participation, as a subcommittee of the Executive Committee. The presiding director position for these non-management meetings shall rotate on an annual basis among the chairs of the standing committees of the Company's Board. The Chairman of the Compensation and Personnel Committee, Mr. Swygert, will hold the presiding director position during 2003. The members of the Executive Committee include Mr. Ayer (Chairman), and all non-management directors of the Company, including Messrs. Araskog, Frahm, Kelly, Kirk, Selander, Strauss, Swygert and Ulmer. Ms. Dublon was a member of the Executive Committee during 2002. The Executive Committee held 3 meetings in 2002.

        The Finance Committee is responsible for reviewing capital expenditures and appropriations and maximizing the effective use of the assets of the Company and its subsidiaries, including directing the investment allocation and risk management policies of the Company. The members of the Finance Committee currently are Messrs. Araskog (Chairman), Frahm, Kelly, Strauss and Ulmer. Ms. Dublon

was a member of the Finance Committee during 2002. In 2002, the Finance Committee held 4 meetings.

        The Legal and Public Affairs Committee reviews and considers major claims and litigation, and legal, regulatory, intellectual property and related governmental policy matters affecting the Company and its subsidiaries. The committee reviews and approves management policies and programs relating to compliance with legal and regulatory requirements, business ethics and environmental matters. It also reviews and defines the Company's social responsibilities, including issues of significance to the Company, its shareholders and employees. Currently, the members of the Legal and Public Affairs Committee are Messrs. Araskog, Kelly (Chairman), Selander, Strauss and Swygert. The Legal and Public Affairs Committee held 4 meetings in 2002.

        The Nominating and Corporate Governance Committee makes recommendations as to the organization, size and composition of the Board and the committees thereof, identifies individuals qualified to become members of the Board, proposes nominees for election to the Board and the committees thereof, and considers the qualifications, compensation and retirement of Directors. The Committee also develops and recommends to the Board the Company's corporate governance principles. The Nominating and Corporate Governance Committee will consider nominations of persons for election as directors that are submitted by shareholders in writing in accordance with certain requirements set forth in the Company's bylaws. The Nominating and Corporate Governance Committee's members are currently Messrs. Araskog, Frahm, Kirk (Chairman), Swygert and Ulmer. During 2002, the Nominating and Corporate Governance Committee held 2 meetings.

        In 2002, each director attended at least 95% of all meetings of the Board of Directors and the committees of which he or she was a member.

Directors' Compensation

        Standard Fees.    Members of the Board of Directors who are employees of the Company or its subsidiaries are not compensated for service on the Board of Directors or any of its committees. The current compensation for non-employee directors consists of the following:

  •
  An annual retainer fee of $40,000, payable solely in restricted shares of Common Stock, granted pursuant to The Hartford Restricted Stock Plan for Non-Employee Directors, as described below.

  •
  An annual retainer of $30,000, payable in cash to all non-employee directors except Mr. Strauss. Mr. Strauss receives this retainer amount in the form of restricted shares of Common Stock pursuant to The Hartford Restricted Stock Plan for Non-Employee Directors.

  •
  A $1,500 fee for each meeting of the Board of Directors attended, payable in cash to all non-employee directors except Mr. Strauss. Mr. Strauss' Board of Directors meeting fees are payable directly from the Company to Unilever U.S. (as required by that company's policies with respect to its officers serving on outside boards of directors).

  •
  A $1,200 fee for each committee meeting attended, payable in cash to all non-employee directors except Mr. Strauss. Mr. Strauss' committee meeting fees are payable directly from the Company to Unilever U.S. (as required by that company's policies with respect to its officers serving on outside boards of directors).

  •
  An option to purchase Common Stock granted under The Hartford Incentive Stock Plan ("Incentive Stock Plan"), as described below.

In addition, each committee chairperson receives an annual retainer of $10,000. Directors are reimbursed for travel and related expenses they incur in connection with their serving on the Board of Directors and its committees.

        Restricted Stock Plan for Non-Employee Directors.    Under The Hartford Restricted Stock Plan for Non-Employee Directors, non-employee directors receive grants of shares of restricted Common Stock as partial payment for their annual retainer fee. Grants of restricted stock under the plan are made automatically on the date of each annual meeting of shareholders to each non-employee director elected at, or continuing in office following, the annual meeting. The number of shares of restricted stock granted is determined by dividing the annual retainer for the year of the award by the fair market value (as defined in the plan) of the Common Stock as reported on the New York Stock Exchange ("NYSE") as of the date of the award.

        Non-employee directors receiving shares of restricted Common Stock may not sell, assign or otherwise dispose of the restricted shares until the restriction period ends. The restriction period ends upon the earliest of: (i) 5 years after the grant date, (ii) the director's retirement at age 72, (iii) a "change of control" (as defined in the plan) of the Company, (iv) the director's death, (v) the director's disability, or (vi) the director's resignation under certain circumstances, as set forth in the plan. If a non-employee director resigns other than under such circumstances before the restriction period ends, he or she will forfeit his or her restricted shares.

        Stock Options.    Each non-employee director who is to be elected at, or who continues in office following, each annual meeting of shareholders is entitled to an option grant to purchase shares of the Common Stock with a value of $60,000. The option will be granted automatically on the date the Company makes its annual employee option awards, at an exercise price equal to the closing price per share of the Common Stock on the NYSE as of the date of grant. The non-employee director may exercise his or her option to purchase one-third of the total number of shares underlying the option as of the second anniversary of the date of grant, and may exercise his or her option to purchase the total number of shares granted on the third anniversary of the date of grant. The maximum term of each option is 10 years plus 2 days from the date of grant, and any unexercised option will terminate at the end of the maximum term, or earlier if the director's termination of service occurs under certain circumstances specified in the Incentive Stock Plan and the administrative rules for the Incentive Stock Plan.

        Deferred Compensation Plan.    Beginning in 2003, each non-employee director who is to be elected at, or who continues in office following, each annual meeting of shareholders may elect to participate in The Hartford Deferred Compensation Plan (the "Deferred Compensation Plan"). Participating non- employee directors may defer receipt of all or a portion of any cash compensation otherwise payable by the Company for service on the Board of Directors, including annual cash retainers for directors and committee chairpersons and meeting fees. Deferred amounts may be allocated among a selection of hypothetical investment funds offered under the Deferred Compensation Plan, and are credited with hypothetical earnings generated by such funds. Deferred amounts and their earnings become distributable on the date selected by the non-employee director as permitted under the Deferred Compensation Plan.

        Insurance.    The Company provides each non-employee director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while he or she serves on the Board of Directors. Non-employee directors may purchase additional benefits under these policies.

AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS

Audit Committee Charter

        The Audit Committee reports to the Board of Directors. Its primary function is to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The committee operates pursuant to a charter, approved by the Board of Directors, which sets out the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the committee to the Company's independent auditors, the internal audit department, and management of the Company.

Membership

        The Audit Committee consists of 5 members, all of whom are "independent" directors under the NYSE listing standards. None of the members of the Audit Committee are current officers or employees of the Company or its affiliates, nor do any of them have any relationship to the Company that might interfere with the exercise of their independence from management and the Company.

Report of the Audit Committee

        The Audit Committee, in its oversight role over (i) the Company's financial accounting and reporting process, (ii) the Company's system of internal controls established by management and (iii) the internal and external audit processes, has met with Company management, the independent auditors and the general auditor of the Company. Discussions about the Company's audited financial statements for the year ended December 31, 2002 included the independent auditors' judgments about both the quality and the acceptability of the Company's accounting principles and underlying estimates used in those financial statements, as well as other matters, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees ("SAS 61"), as amended by SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications ("SAS 90"), and by the Audit Committee charter.

        In conjunction with the specific activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 20, 2003:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2002 with management of the Company.

  (2)
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90.

  (3)
  The Audit Committee has discussed with the auditors the independent auditors' independence from the Company, and the Audit Committee has received from the independent auditors, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees:

  (i)
  a written disclosure, indicating all relationships, if any, between the independent auditors and their related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and

  (ii)
  a letter from the independent auditors confirming that, in their professional judgment, they are independent of the Company within the meaning of the securities acts administered by the Securities and Exchange Commission.

        Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

The Audit Committee:

Robert W. Selander, Chairman
Donald R. Frahm
Edward J. Kelly, III
Paul G. Kirk, Jr.
Charles B. Strauss

Audit Fees

        The aggregate fees that will be billed by the Company's independent auditors, Deloitte & Touche LLP ("Deloitte & Touche"), for audit services rendered during fiscal year 2002 were $5,451,792. This figure represents the amounts that will be billed since Deloitte & Touche's appointment on April 18, 2002 and relates to the audits of the Company's financial statements for the 2002, 2001 and 2000 fiscal years and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the 2002 fiscal year.

Financial Information Systems Design and Implementation Fees

        There were no information technology services provided to the Company by Deloitte & Touche, its independent auditors for the 2002 fiscal year.

All Other Fees

        The aggregate fees that will be billed for all other non-audit services, including fees for tax-related services, provided to the Company by Deloitte & Touche were $1,026,982. Included within this amount are fees of $930,427 for audit-related services, which include such services as statutory audits of subsidiaries, separate account audits, employee benefit plan audits, due diligence assistance and services related to registration statements, consents and comfort letters.

        The Audit Committee concluded that the provision of the non-audit services provided to the Company by its independent auditors during 2002 was compatible with maintaining the independent auditors' independence.

Change in Accountants

        On March 22, 2002, the Board dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditor, which became effective upon the completion of its review of the Company's first quarter 2002 financial statements. The Company engaged Deloitte & Touche as its successor independent auditor on April 18, 2002. The reports of Arthur Andersen on the financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2000 and December 31, 2001, and during the subsequent interim period between December 31, 2001 and Arthur Andersen's dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, financial or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in their report on the consolidated financial statements for such periods.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE
ON EXECUTIVE COMPENSATION

        This report sets forth the executive compensation policies of the Compensation and Personnel Committee (the "Committee") of the Board of Directors and discusses the compensation of the Company's Chief Executive Officer and certain other executive officers for 2002. Following this report is a Summary Compensation Table that sets forth all compensation earned by, and awarded or paid to, Ramani Ayer, the Company's President and Chief Executive Officer, and the other executives included in that table. Also following this report are tables that provide information on stock option grants and other long-term performance grants, and a performance graph that compares the cumulative total return on the Common Stock to the cumulative total returns of the Standard & Poor's 500 Index® and a peer insurance companies index.

The Committee's Role in Overseeing Executive Compensation Policy

        A primary role of the Committee is to determine and oversee the administration of compensation for the Company's executives, including the Company's senior executive officers ("Senior Executives"). In this capacity, the Committee is dedicated to ensuring that the Company's compensation policies and practices are used effectively to support the achievement of the Company's short-term and long-term business objectives.

        The Committee recognizes the importance of aligning the interests of management and shareholders to maximize shareholder value. In carrying out its decision-making functions related to executive compensation, the Committee has established certain guiding principles, including:

  •
  Recognition of the central importance of creating shareholder value, to be reinforced by heavy reliance on compensation programs that deliver value to Senior Executives only when shareholders realize corresponding gains.

  •
  Adherence to a pay-for-performance philosophy which ensures that aggregate compensation levels paid to Senior Executives reflect the extent to which the Company's key operating goals are met.

  •
  Maximization of shareholder value by encouraging the acquisition and retention of Common Stock by Senior Executives, thereby strengthening the common interests of management and shareholders.

  •
  Establishment of Senior Executive compensation levels in relation to the pay rates that are offered at organizations with which the Company competes for senior management talent.

  •
  Maintenance of a total compensation perspective on Senior Executive pay when judging the appropriateness of rewards for Senior Executives.

Description of Executive Compensation Policies

        The Committee has established guidelines for the compensation of Senior Executives that include:

  •
  base salary levels generally targeted at median market rates;

  •
  a heavy emphasis on performance-based, variable compensation, which, when combined with base salary, provides the opportunity for above market total compensation for superior performance; and

  •
  a commitment to promote enhanced share ownership among Senior Executives.

The Committee believes that a compensation program that adheres to these guidelines will effectively catalyze Senior Executive activities in achieving the Company's goals and appropriately recognize the contributions of each Senior Executive.

        Consistent with the shareholder value orientation of its compensation guidelines, the Committee has authorized guidelines for ownership of Common Stock by Senior Executives that should serve to further align the interests of the Company's management and its investors. These ownership guidelines provide that within 5 years of an assignment to a Senior Executive position, each Senior Executive (other than the Chief Executive Officer) should attain an investment position in the Common Stock equal to 2 to 3 times his or her base salary. The level of investment depends on the position of the Senior Executive. The Chief Executive Officer should attain an investment position in the Common Stock equal to 5 times his base salary.

        It is the Company's policy to target Senior Executive compensation levels in relation to compensation rates that are typical at organizations with which the Company competes for senior management talent. For corporate Senior Executives, the competitive market generally includes other leading insurance and financial services companies, although general industry practices are also considered when reviewing compensation for certain Senior Executives whose functional responsibilities are not exclusively insurance or financial services related. For line of business Senior Executives, compensation is in line with practices that are common at other leading insurance carriers, as well as at other financial institutions that offer competing insurance and financial products.

2002 Compensation

        The principal elements of the Senior Executive compensation program adopted by the Company and in effect for 2002 are:

  •
  a base salary tied to individual value added within the context of the market;

  •
  an annual incentive opportunity dependent on operating results; and

  •
  long-term compensation tied to earnings growth and stock price appreciation.

Each of these elements is discussed below.

  2002 Base Salary

        Base salaries for Senior Executives in 2002 were generally set at levels that represent 100% of the median salaries paid to individuals holding similar positions in organizations with which the Company competes for senior executive talent. In assessing a Senior Executive's salary level in 2002, the Committee also considered on-the-job performance of that Senior Executive, including his or her demonstrated contributions to achievement of the Company's goals. In considering salary actions, the Committee also reviewed internal compensation equity and the Senior Executive's level of responsibility, experience and expertise.

        The Committee approved salary increases of $75,000, $100,000, $100,000 and $25,000 for Messrs. Ayer, Marra, Zwiener and Johnson, respectively, effective February 1, 2002. These increases reflected competing pay practices at peer corporations and individual performance. In addition, Messrs. Ayer, Marra, Zwiener, Johnson and Znamierowski have employment agreements with the Company that provide for minimum base salaries, as described below under the heading "Employment Agreements and Severance Plan."

  2002 Variable Compensation

        Variable compensation reinforces the Company's pay-for-performance philosophy and is a key element to the total compensation program. Variable compensation includes annual and long-term incentive compensation opportunities. All variable compensation programs also facilitate Senior Executives' acquisition and retention of Common Stock, thereby promoting a common interest between the Company's management and shareholders.

Annual Incentives

        Each year, the Committee reviews management's suggestions for performance goals which, if achieved, will enhance the Company's value. The Committee also reviews and approves, with respect to each Senior Executive, annual incentive payment levels payable in the event performance goals are fully realized. Actual annual incentive payments to Senior Executives vary, depending on performance relative to such goals. Better performance generates larger awards; lesser results yield smaller awards.

        Ordinarily, corporate Senior Executives earn annual incentives based on corporate and individual performance. Incentives for line of business Senior Executives may relate to corporate, line of business, and/or individual performance. On occasion and where appropriate, the Committee may approve management's recommendation for customized annual incentive arrangements aimed at addressing competitive market requirements or specific business needs.

        The amounts of annual incentive awards are based on actual financial performance during the year compared to annual performance goals established by the Committee at the beginning of the year. For 2002, the factors for determining achievement of performance goals for Mr. Ayer were total Company operating earnings per diluted share and total Company return on equity. The performance goals for Mr. Marra were based on Hartford Life return on equity, operating income of various Hartford Life divisions, total Company operating earnings per diluted share and total Company return on equity. The performance goals for Mr. Zwiener were based on property and casualty growth/profitability, property and casualty other underwriting expenses, property and casualty operating earnings, property and casualty return on equity, total Company operating earnings per diluted share and total Company return on equity. The performance goals for Mr. Johnson were based on total Company operating earnings per diluted share and total Company return on equity. The performance goals for Mr. Znamierowski were based on portfolio results for Hartford Investment Management Company ("HIMCO"), an indirect wholly owned subsidiary of the Company, total Company operating earnings per diluted share and total Company return on equity. Each of the above performance goals relating to operating earnings and operating income excluded the impact of certain non-recurring items.

        For 2002, based on these goals, the Committee awarded annual incentives of $1,740,000, $928,400, $1,327,100, $696,000 and $671,000 to Messrs. Ayer, Marra, Zwiener, Johnson and Znamierowski, respectively.

        Consistent with the Company's interest in promoting a strong alignment between management and shareholder interests, Senior Executives may elect to forego receiving up to half their annual incentives in exchange for the right to receive shares of Common Stock ("Stock Units"). Under The Hartford Deferred Restricted Stock Unit Plan, receipt of actual shares of Common Stock in exchange for Stock Units is deferred during a 3-year restriction period applicable to the Stock Units. Senior Executives who elect to convert a portion of their annual incentive payments to Stock Units are rewarded with additional stock units equal to 10% of the amount converted ("Premium Stock Units"), and actual shares relating to these Premium Stock Units also will be deferred as to receipt and restricted for a period of 3 years.

  2002 Long-Term Incentives: Stock Options

        For 2002, the Committee provided eligibility for executives and key employees of the Company for grants of stock options under the terms of the Incentive Stock Plan. Stock options provide executives with the opportunity to acquire an equity interest in the Company and to participate in created shareholder value as reflected in growth in the price of the Common Stock. The option exercise price equals 100% of the fair market value of the Common Stock on the date of option grant, thereby ensuring that plan participants will derive benefits only as shareholders realize corresponding gains. To ensure a long-term perspective, options have a maximum 10 year plus 2 day term.

        The Committee believes that the practice of annually granting stock options reinforces the Company's policy of encouraging Common Stock ownership by executives. By becoming shareholders of the Company, executives are able to share both the perspective of and the reward experienced by non-employee owners of the Company. This alignment of interests supports the building of shareholder value. Furthermore, options provide value to Senior Executives only when shareholders realize positive returns on their investment in the Company. In this way, stock option grants reward Senior Executives for creating value for shareholders.

        On February 21, 2002, options to purchase an aggregate of 582,274 shares of Common Stock were granted under the Incentive Stock Plan to Messrs. Ayer, Marra, Zwiener, Johnson and Znamierowski at an exercise price of $65.85 per share (the closing price of a share of the Common Stock on the NYSE on February 21, 2002).

        To further align the interests of Senior Executives and shareholders, the options granted on February 21, 2002, as described above, to Messrs. Ayer, Marra, Zwiener, Johnson and Znamierowski (as well as the options granted on February 21, 2002 to one other senior executive) included a performance-based provision that would allow the options to become exercisable upon the earlier to occur of (i) the closing price of the underlying stock on the NYSE equaling or exceeding 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) 7 years from the date of option grant.

        All other options to purchase Common Stock granted on February 21, 2002 become exercisable at the cumulative rate of one-third per year for the first 3 years from the date of grant.

        On July 19, 2000, the Committee approved a special performance-based award of stock options and cash ("2000 Special Stock Option Grant") to certain key executives of Hartford Life. The 2000 Special Stock Option Grant was aimed at retaining key executives of Hartford Life and motivating them to achieve exceptional earnings growth for that company for the period ending on December 31, 2003. Awards are payable in stock options (75%) and cash (25%), and are not fully vested and exercisable until March 1, 2004. Vesting of the award is cumulative from year to year. On December 31, 2000 and annually on that same date through 2003, 25% of the total award amount granted was to vest, provided that Hartford Life achieved its earnings target for that year or its cumulative earnings targets for that portion of the performance period, and the key executive continued to be employed by Hartford Life. Under the terms of the 2000 Special Stock Option Grant, Messrs. Marra and Znamierowski were awarded options to purchase 62,000 and 16,500 shares, respectively, of Common Stock. The exercise price for these options is $56.375 per share, the closing price of a share of Common Stock on the NYSE on July 19, 2000. On December 31, 2000, 25% of the award amount vested as a result of Hartford Life achieving its earnings targets for 2000 as determined by the Committee. On December 31, 2001, an additional 25% of the award amount vested as a result of Hartford Life achieving its earnings targets for 2001 as determined by the Committee. On December 31, 2002, an additional 25% of the award amount vested as a result of Hartford Life achieving its cumulative earnings targets for the period from 2000 through 2002, as determined by the Committee.

        Further information regarding option grants for the named Senior Executives during 2002 is included in the option tables following this report.

Compliance with Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly-traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m) but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

Summary

        The Committee is responsible for reviewing, monitoring and approving all compensation decisions affecting Senior Executives. The Committee expects that all compensation paid to Senior Executives will be consistent with the Company's interest in providing market competitive compensation opportunities, within the context of a pay-for-performance environment, and in a manner that is supportive of the Company's business mission. The Committee will continue to actively monitor the effectiveness of the Company's Senior Executive compensation plans and assess the appropriateness of Senior Executive pay levels to assure prudent use of Company resources.

The Compensation and Personnel Committee:

H. Patrick Swygert, Chairman
Paul G. Kirk, Jr.
Robert W. Selander
Gordon I. Ulmer

COMPENSATION OF EXECUTIVE OFFICERS

        The following table provides information for 2002 regarding the cash and other compensation of (i) the Company's Chief Executive Officer and (ii) the 4 other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "Named Executives"):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards				Payouts
Name and Principal Position	Year	Salary($)		Bonus ($)	Restricted Stock Awards($)		Securities Underlying Options(#)		LTIP Payouts ($)		All Other Compensation ($)(9)(10)
Ramani Ayer Chairman, President and Chief Executive Officer	2002 2001 2000	1,093,750 1,022,917 995,833		1,740,000 1,106,000 1,752,000	— — 25,042	(2)	201,556 222,046 408,497		— — 2,638,844	(7)	63,272 49,065 40,243
Thomas M. Marra Executive Vice President	2002 2001 2000	941,667 845,833 783,333		928,400 1,322,055 1,400,800	— — 941,462	(3)	138,850 145,387 62,000 217,074	(6)	— — 1,299,060	(8)	40,283 41,412 38,309
David K. Zwiener Executive Vice President	2002 2001 2000	891,667 785,833 627,500		1,327,000 628,800 919,800	— — 941,462 21,862	(3) (2)	120,934 126,883 177,696		— — 1,030,885	(7)	40,458 30,804 23,672
David M. Johnson Executive Vice President and Chief Financial Officer(1)	2002 2001 2000	597,917 383,333 —	(1)	696,000 454,250 —	— 600,013 —	(4)	76,143 84,629 —		— — —		5,500 — —
David M. Znamierowski Group Senior Vice President and Chief Investment Officer	2002 2001 2000	425,000 336,743 296,667		671,000 693,163 384,750	— — 400,262	(5)	44,790 24,031 16,500 35,346	(6)	— — 328,719	(8)	14,888 11,840 12,737

(1)
Mr. Johnson's employment with the Company commenced on May 1, 2001.

(2)
Pursuant to The Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan"), certain executives of the Company elected to forego a certain percentage of 1999 bonus payments made in 2000 in exchange for the right to receive shares of Common Stock ("Stock Units"). The number of Stock Units granted to an executive is equal to the amount of the bonus forgone divided by the NYSE closing price of the Common Stock on the date of grant of the Stock Units. As an incentive for foregoing a percentage of bonus, Senior Executives who elect to receive Stock Units under the Stock Unit Plan are granted additional Stock Units equal to 10% of the percentage of bonus converted to Stock Units ("Premium Stock Units"). Shares of Common Stock underlying Stock Units and Premium Stock Units may not be received until 3 years from the date of grant but are fully vested, except that shares of Common Stock underlying Premium Stock Units may be forfeited if employment with the Company is terminated under certain circumstances before 3 years from the date of grant. Dividends are paid (and automatically reinvested) on the shares underlying the Stock Units and Premium Stock Units in the same amount and to the same extent as dividends are paid on shares of Common Stock held by all shareholders. The amounts identified represent the value of the Premium Stock Units awarded on March 15, 2000. On that date, the closing price of the Common Stock on the NYSE was $33.375 per share. On December 31, 2002, the values of such Premium Stock Units (including those acquired by dividend reinvestment) for Messrs. Ayer and Zwiener were $35,674 and $31,144, respectively, based on the closing price of the Common Stock of $45.43 per share on that date.

(3)
Represents the market value of 16,700 shares of Restricted Stock granted to each of Mr. Marra and Mr. Zwiener on July 19, 2000, based on the NYSE closing price of the Common Stock of $56.375 per share on that date. One-third of the total number of shares granted (5,567 shares) will vest on July 19, 2003 and the remaining two-thirds (11,133 shares) will vest on July 19, 2005. The market value of these shares of Restricted Stock for each of Mr. Marra and Mr. Zwiener was $758,681 on December 31, 2002, based on the NYSE closing price of the Common Stock of $45.43 per share on that date. Dividends with respect to the Restricted Stock are paid in the same amount and to the same extent as dividends paid to holders of the Common Stock.

(4)
Represents the market value of 9,521 shares of Restricted Stock granted to Mr. Johnson on May 1, 2001, based on the NYSE closing price of the Common Stock of $63.02 per share on that date. One-third of the total number of shares granted (3,173 shares) will vest on May 1, 2004 and the remaining two-thirds (6,348 shares) will vest on May 1, 2006. The market value of these shares of Restricted Stock was $432,539 on December 31, 2002, based on the NYSE closing price of the Common Stock of $45.43 per share on that date. Dividends with respect to Restricted Stock are paid in the same amount and to the same extent as dividends paid to holders of the Common Stock.

(5)
Represents the market value of 7,100 shares of Restricted Stock granted to Mr. Znamierowski on July 19, 2000, based on the NYSE closing price of the Common Stock of $56.375 per share on that date. One-third of the total number of shares granted (2,367 shares) will vest on July 19, 2003 and the remaining two-thirds (4,733 shares) will vest on July 19, 2005. The market value of these shares of Restricted Stock was $322,553 on December 31, 2002, based on the NYSE closing price of the Common Stock of $45.43 per share on that date. Dividends with respect to the Restricted Stock are paid in the same amount and to the same extent as dividends paid to holders of the Common Stock.

(6)
Represents the number of shares of Common Stock underlying options granted to Messrs. Marra and Znamierowski under the Incentive Stock Plan after conversion of option grants of Hartford Life Class A Common Stock as a result of the merger of a wholly owned subsidiary of The Hartford with Hartford Life pursuant to which Hartford Life became a wholly owned subsidiary of the Company. The Hartford Life option grant was originally made pursuant to the 1997 Hartford Life Incentive Stock Plan. Underlying shares of Hartford Life Class A Common Stock pursuant to grants made in 2000 were as follows:

	Year in Which Original Hartford Life Option Grant(s) Was Made	No. of Shares of Hartford Life Class A Common Stock Underlying Original Hartford Life Option Grant
Thomas M. Marra	2000	235,363
David M. Znamierowski	2000	38,324
(7)
In 1998, each of these Named Executives was granted a certain number of performance shares relating to the Common Stock. These grants were contingent upon the Company achieving 2 general performance objectives over a 3-year period ending on December 31, 2000. The amounts shown represent the value of payouts made by the Company on January 29, 2001 with respect to the grants of performance shares made in 1998.

(8)
In 1998, Messrs. Marra and Znamierowski were granted a certain number of performance shares relating to Hartford Life Class A Common Stock. The grants were contingent upon Hartford Life achieving 2 general performance objectives over a 3-year period ending on December 31, 2000. On June 27, 2000, as a result of the Hartford Life Merger, these performance shares were converted into performance shares relating to the Common Stock. These amounts represent the value of the payout made by the Company on January 29, 2001 in respect of the converted performance shares.

(9)
Unless otherwise noted, amounts shown in this column for 2002 represent Company contributions under The Hartford Investment and Savings Plan, a tax-qualified defined contribution plan, and The Hartford Excess Savings Plan, a non-qualified plan established as a "mirror" to the qualified Plan to facilitate payment of amounts not payable under the qualified plan due to tax restrictions. Under these plans, the Company makes a matching contribution in an amount equal to 50% of an employee's contribution, up to an amount equal to 3% of such employee's salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of an employee's salary. The Company's contributions under these plans for 2002 were $38,522, $32,958, $31,208, $5,500 and $14,888 for Messrs. Ayer, Marra, Zwiener, Johnson and Znamierowski, respectively.

(10)
The Company pays for certain financial and tax planning benefits for certain Senior Executives. For 2002, $24,750, $7,325 and $9,250 of income attributable to these benefits were paid on behalf of Messrs. Ayer, Marra and Zwiener, respectively.

Stock Options

        Under the Incentive Stock Plan, the Compensation and Personnel Committee of the Board of Directors selects key employees to receive various awards, including stock options, with or without stock appreciation rights, shares of restricted Common Stock and performance shares. The table below provides information regarding grants of stock options to the Named Executives during 2002.

Option Grants In Fiscal Year 2002

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
	Number of Securities Underlying Options Granted(#)(1)
		% of Total Options Granted to Employees in 2002(2)
			Exercise Price ($/Share)(3)	Expiration Date
Name					5%	10%
Ramani Ayer	201,556	5.40	65.85	02/23/12	8,346,980	21,152,887
Thomas M. Marra	138,850	3.72	65.85	02/23/12	5,750,155	14,572,022
David K. Zwiener	120,934	3.24	65.85	02/23/12	5,008,205	12,691,774
David M. Johnson	76,143	2.04	65.85	02/23/12	3,153,288	7,991,051
David M. Znamierowski	44,790	1.20	65.85	02/23/12	1,854,875	4,700,618

(1)
The options granted to Messrs. Ayer, Marra, Zwiener, Johnson and Znamierowski become exercisable upon the earlier of: (i) 7 years from the date of grant, and (ii) the date the closing price of the Common Stock on the NYSE is 125% or more of the option grant price for at least 10 consecutive trading days.

(2)
Percentages are based on options to purchase a total of 3,732,938 shares of Common Stock granted to 4,758 employees of the Company and its subsidiaries during 2002.

(3)
All options were granted at exercise prices that were 100% of the fair market value of one share of Common Stock on the date of grant.

(4)
At the end of the term of the options granted on February 21, 2002, the projected price of a share of Common Stock would be $107.26 and $170.80 at assumed annual appreciation rates of 5% and 10%, respectively.

2002 Option Exercises and 2002 Year-End Option Values

        The following table provides information on stock options that were exercised and the value of unexercised stock options held at December 31, 2002 by the Named Executives:

		Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options at Fiscal Year-End
	Number of Shares Acquired Upon Exercise				$ Value of Unexercised In the Money Options Held at Fiscal Year-End(2)
Name		$ Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ramani Ayer	100,000	4,654,894	1,254,895	423,602	7,857,226	—
Thomas M. Marra	—	—	398,775	414,433	1,459,643	—
David K. Zwiener	93,679	1,979,107	296,190	247,817	451,415	—
David M. Johnson	—	—	—	160,772	—	—
David M. Znamierowski	23,564	686,460	29,277	89,093	3,166	72,175

(1)
Value realized upon the exercise of an option represents the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option.

(2)
Values of "in-the-money" options are calculated by subtracting the exercise price per share of Common Stock granted under the option from the NYSE closing price of $45.43 for one share of Common Stock on December 31, 2002.

Retirement Program

        The Hartford Fire Insurance Company Retirement Plan for U.S. Employees (the "Retirement Plan") is a defined benefit plan that covers substantially all eligible U.S. salaried employees of the Company and its subsidiaries, including the Senior Executives and other executives. The Retirement Plan has 2 formulas under which benefits are calculated. The first formula is a "final average pay" formula that applies to employees, including each of the Named Executives, except Mr. Johnson, with original hire dates with the Company prior to January 1, 2001. The second formula is a "cash balance" formula that applies to employees, including Mr. Johnson, with original hire dates with the Company of January 1, 2001 or later.

        Under the terms of the final average pay formula of the Retirement Plan, an employee's annual pension will equal 2% of his or her average final compensation for each of the first 30 years of benefit service, reduced by 1.67% of the employee's primary Social Security benefit for each year of benefit service to a maximum of 30 years; provided that no more than 50% of an employee's primary Social Security benefit is used for such reduction. An employee's average final compensation is defined under the final average pay formula of the Retirement Plan as the total of an employee's (i) average annual base salary for the 5 calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average, plus (ii) average annual pensionable compensation not including base salary for the 5 calendar years of the employee's last 120 consecutive calendar months of eligibility service affording the highest such average. The final average pay formula of the Retirement Plan also provides for undiscounted early retirement pensions for employees who retire at or after age 60 following completion of 15 years of eligibility service. An employee will be vested in benefits accrued under the final average pay formula of the Retirement Plan upon completion of 5 years of eligibility service.

        Under the terms of the cash balance formula of the Retirement Plan, the Company maintains accounts for employees to which "Hartford Credit" and "Interest Credit" amounts are credited on a semi-monthly basis. The "Hartford Credit" amount is based on the employee's eligible semi-monthly pay, multiplied by a percentage amount that increases (i) with the employee's age, and (ii) to the extent that the employee's income to date has exceeded the Federal social security taxable wage base. The "Interest Credit" amount is based on the employee's account balance to date, multiplied by an interest rate prescribed by the cash balance formula of the Retirement Plan. The benefit ultimately payable to the employee under the cash balance formula of the Retirement Plan is the accumulation of Hartford Credits and Interest Credits, to the extent vested. Vested benefits are payable when the employee leaves the Company, unless the employee elects to defer payment to a later date under the terms of the cash balance formula of the Retirement Plan. An employee will be vested in his or her account balance under the cash balance formula of the Retirement Plan upon completion of 5 years of eligibility service.

        Applicable Federal law limits the amount of benefits that can be paid and compensation which may be recognized under a tax-qualified retirement plan. Therefore, the Company has a non-qualified retirement plan (the "Hartford Excess Retirement Plan") for payment of those benefits that cannot be paid from the qualified Retirement Plan. The practical effect of the Hartford Excess Retirement Plan is to continue calculation of benefits to all similarly situated employees on a uniform basis. The Company also maintains certain excess plan trusts under which certain excess benefits under the Hartford Excess Retirement Plan are funded. Certain participants in the Hartford Excess Retirement Plan may indicate a preference, subject to certain conditions, to receive any excess benefit in the form of a single discounted lump sum payment.

        Based on various assumptions as to remuneration and years of service, before Social Security reductions, the Pension Plan Table for Final Average Pay Formula below illustrates the estimated annual benefits payable from the final average pay formula of the Retirement Plan and the Hartford Excess Retirement Plan at retirement at age 65 that are paid for by the Company.

Pension Plan Table

Final Average Pay Formula

	Years of Service
Average Final Compensation
	5	10	15	20	25	30
$400,000	$40,000	$80,000	$120,000	$160,000	$200,000	$240,000
500,000	50,000	100,000	150,000	200,000	250,000	300,000
750,000	75,000	150,000	225,000	300,000	375,000	450,000
1,000,000	100,000	200,000	300,000	400,000	500,000	600,000
1,500,000	150,000	300,000	450,000	600,000	750,000	900,000
2,000,000	200,000	400,000	600,000	800,000	1,000,000	1,200,000
2,500,000	250,000	500,000	750,000	1,000,000	1,250,000	1,500,000
3,000,000	300,000	600,000	900,000	1,200,000	1,500,000	1,800,000

        The amounts shown under "Salary" and "Bonus" opposite the names of the Named Executives in the Summary Compensation Table comprise the compensation that is used for purposes of determining "average final compensation" under the final average pay formula of the Retirement Plan and the Hartford Excess Retirement Plan. The years of service with the Company of each of the Named Executives covered by the final average pay formula of the Pension Plan for eligibility and benefit purposes as of December 31, 2002 were as follows: Ramani Ayer, 29.50 years; Thomas M. Marra, 22.58 years; David K. Zwiener, 9.75 years; and David M. Znamierowski, 6.67 years. Only a maximum of 30 years of service may be considered when determining benefits under the Retirement Plan.

        Based on various assumptions as to remuneration and interest rates for purposes of determining Interest Credits, the estimated account balance payable to Mr. Johnson under the cash balance formula of the Retirement Plan and the Hartford Excess Retirement Plan at termination of service with the Company at age 65 is $4,528,632.

        The amounts shown under "Salary" and "Bonus" opposite the name of Mr. Johnson in the Summary Compensation Table comprise the compensation that is used for purposes of determining the Hartford Credits creditable to Mr. Johnson under the cash balance formula of the Retirement Plan and the Hartford Excess Retirement Plan. The years of service with the Company of Mr. Johnson for purposes of the cash balance formula of the Pension Plan for eligibility and benefit purposes as of December 31, 2002 were 1.67 years. Only a maximum of 30 years of service may be considered when determining benefits under the Retirement Plan.

Employment Agreements and Severance Plan

        Ramani Ayer, Thomas M. Marra, David K. Zwiener, David M. Johnson and David M. Znamierowski have employment agreements (the "Employment Agreements") with the Company pursuant to which Mr. Ayer is employed as Chairman, President and Chief Executive Officer, Mr. Marra is employed as Executive Vice President of the Company and President and Chief Operating Officer of Hartford Life, Mr. Zwiener is employed as Executive Vice President of the Company and President and Chief Operating Officer of the Company's Worldwide Property and Casualty operations, Mr. Johnson is employed as Executive Vice President and Chief Financial Officer, and Mr. Znamierowski is employed as Group Senior Vice President and Chief Investment Officer of the Company and President of HIMCO. The effective date of the Employment Agreements for Messrs. Ayer and Zwiener is July 1, 1997, the effective date of the Employment Agreement for Mr. Marra is July 1, 2000, the effective date of the Employment Agreement for Mr. Johnson is May 1, 2001, and the effective date of the Employment Agreement for Mr. Znamierowski is November 5, 2001. Each Employment Agreement continues for 3 years after its effective date, unless terminated earlier in accordance with the Employment Agreement. However, when the original 3-year term of the Employment Agreements or any renewal term ends, the Employment Agreements are automatically extended for successive 1-year periods unless either party gives the other its written notice of its intention not to renew the Agreement at least 15 months prior to any renewal date for Messrs. Ayer, Marra, Zwiener and Johnson, and at least 12 months prior to any renewal date for Mr. Znamierowski. In addition, upon the occurrence of a "change of control" (as defined in the Employment Agreements) of the Company, the terms of the Employment Agreements are automatically extended for 3 years after the change of control occurs.

        The Employment Agreements provide, among other things, for annual base salaries for Messrs. Ayer, Marra, Zwiener, Johnson and Znamierowski, as determined from time to time by the Board of Directors, and their participation in the Company's benefit plans and awards under executive incentive bonus and other programs. At December 31, 2002, the annual base salaries for Messrs. Ayer, Marra, Zwiener, Johnson and Znamierowski were $1,100,000, $950,000, $900,000, $600,000 and $425,000, respectively. In addition, each executive is entitled to certain payments and benefits if his employment terminates for certain reasons, including a termination without "cause" (as defined in the Employment Agreements). If a termination without cause occurs, the terminated executive is entitled to a severance payment equal to 2 times (a) his base salary, and (b) a target bonus amount, each for the year in which the termination occurs, and the vesting of stock options and restricted stock awards. In addition, if a change of control of the Company occurs and the executive's employment is terminated for certain reasons within certain time periods (generally, within 3 years after a change of control), then the executive is entitled to receive certain payments and benefits. Specifically, if after a change of control, the executive's employment is terminated without cause, or the executive voluntarily terminates his employment for any reason within 6 months following a change of control, or voluntarily terminates his employment for "good reason" (as defined in the Employment Agreements) within the remaining 2 years and 6 months following a change of control, then the executive is generally entitled to receive (i) a severance payment equal to 3 times the sum of his base salary then in effect and his target bonus for the year, and (ii) certain other benefits, including those that would otherwise be payable under the Company's various employee benefit plans. While the executive is employed, and for one year after any voluntary termination of employment (other than after a change of control), the executive is subject to a non-competition agreement in favor of the Company.

PERFORMANCE OF THE COMMON STOCK

        The graph below compares the yearly percentage change in cumulative shareholder return on the Common Stock for the 5-year period of December 31, 1997 through December 31, 2002 with (i) the cumulative total return of the Standard & Poor's 500 Index®, and (ii) the Standard & Poor's Insurance Composite Index®. The figures presented below assume the reinvestment of all dividends into shares of Common Stock on any given dividend payment date and that $100 was invested in Common Stock and in the Standard & Poor's 500 Index® and in the Standard & Poor's Insurance Composite Index®.

TOTAL RETURN PERFORMANCE

	Period Ending
Index
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Hartford Financial Services Group, Inc.	$100.00	$119.26	$104.82	$159.21	$143.88	$106.00
S&P 500	$100.00	$128.55	$155.60	$141.42	$124.63	$96.95
S&P Insurance Composite Index	$100.00	$110.98	$120.59	$163.79	$144.92	$116.34

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN SHAREHOLDERS

Directors and Executive Officers

        The following table shows as of March 3, 2003 the number of shares of Common Stock beneficially owned by each director and nominee for election as a director, by each of the Named Executives, and by the directors and all executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percentage of the Total Outstanding Shares of Common Stock
Rand V. Araskog	221,874	*
Ramani Ayer	1,464,183	*
Donald R. Frahm	127,204	*
David M. Johnson	18,693	*
Edward J. Kelly, III	3,174	*
Paul G. Kirk, Jr.	15,968	*
Thomas M. Marra	495,204	*
Robert W. Selander	12,571	*
Charles B. Strauss	1,590	*
H. Patrick Swygert	12,240	*
Gordon I. Ulmer	17,868	*
David M. Znamierowski	56,380	*
David K. Zwiener	407,304	*

All directors and executive officers as a group (16 persons)	2,962,226	1.2%

*
less than one percent

(1)
All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to regulations of the SEC, shares of Common Stock (i) that may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days after March 3, 2003, (ii) allocated to the accounts of certain directors and executive officers under the Company's Investment and Savings Plan and Excess Savings Plan based on a valuation of plan accounts as of March 3, 2003, (iii) acquired by directors and executive officers under the Company's Dividend Reinvestment and Cash Payment Plan through March 3, 2003, (iv) owned by a director's or an executive officer's spouse or minor child, or (v) that have been granted under the Incentive Stock Plan or The Hartford Restricted Stock Plan for Non-Employee Directors and are restricted, but as to which the directors or executive officers have the right to vote, are deemed to be beneficially owned by such directors and executive officers as of such date and are included in the number of shares listed in the table above. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of March 3, 2003 or within 60 days thereafter by: Mr. Araskog, 5,627 shares; Mr. Ayer, 1,254,895 shares; Mr. Frahm, 6,549 shares; Mr. Kirk, 6,549 shares; Mr. Marra, 398,775 shares; Mr. Selander, 6,549 shares; Mr. Swygert, 6,549 shares; Mr. Ulmer, 6,549 shares; Mr. Znamierowski, 49,069 shares; Mr. Zwiener, 296,190 shares; and all directors and executive officers as a group, 2,113,668 shares.

(2)
The shares of Common Stock beneficially owned by each person named above do not exceed 1% of the outstanding shares of Common Stock. The shares beneficially owned by the group of directors and executive officers represent approximately 1.2% of the outstanding shares of Common Stock.

Certain Shareholders

        The following table shows those persons known to the Company as of March 3, 2003 to be the beneficial owners, as of December 31, 2002, of more than 5% of the Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	(1)	6.6%

(1)
FMR Corp. ("FMR"), Edward C. Johnson, 3d and Abigail P. Johnson filed a Schedule 13G with the SEC to report that they were the beneficial owners of 16,866,072 shares of Common Stock as of December 31, 2002. FMR, Mr. Johnson and Ms. Johnson had sole power to dispose or to direct the disposition of 16,866,072 of such shares. FMR, Mr. Johnson and Ms. Johnson have sole power to vote or to direct the vote with respect to 550,729 shares. FMR is the parent to various subsidiaries that are beneficial owners of Common Stock, including Fidelity Management & Research Company that serves as an investment adviser to various investment companies, Fidelity Management Trust Company, an institutional investment manager, and Strategic Advisers, Inc., an investment adviser that provides investment advisory services to individuals. Members of the Edward C. Johnson, 3d family own approximately 49% of the voting power of FMR. Mr. Johnson is Chairman of FMR and Ms. Johnson is a director of FMR.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during its most recent fiscal year, all Section 16(a) filing requirements applicable to its officers and directors (the Company has no greater than 10% beneficial owners) were complied with.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT AUDITORS

        In accordance with the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003. Although shareholders' ratification of this appointment is not required, the Board requests ratification by the shareholders.

        Deloitte & Touche LLP has served as independent auditors of the Company since April 18, 2002. Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        See "Audit Committee Charter and Report Concerning Financial Matters" in this Proxy Statement for further information regarding the Company's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

ITEM 3

PROPOSAL REGARDING AMENDMENT OF THE COMPANY'S
AMENDED AND RESTATED BYLAWS

        The Board of Directors has adopted, subject to shareholder approval as required by subsection (a) of Section 2.8 of the Company's Amended and Restated Bylaws (its "bylaws"), an amendment to that subsection removing (i) the definition of "independent director" from the provisions in the Company's bylaws related to the Compensation and Personnel Committee of the Board of Directors, and (ii) the requirement that a majority of the members of the Compensation and Personnel Committee be independent directors (the "Amendment"). If the Amendment is adopted, it will become effective immediately.

Purpose and Effect of the Amendment

        Recent proposed changes to the definition of "independent director" set forth in the listing standards of the New York Stock Exchange (the "NYSE"), would, if approved by the Securities and Exchange Commission (the "SEC"), conflict with the definition of "independent director" currently set forth in subsection (a) of Section 2.8 of the Company's bylaws. The definition of "independent director" proposed by the NYSE is stricter than the definition of "independent director" currently set forth in the Company's bylaws. Further, the proposed revisions to the NYSE listing standards require that all members of the Compensation and Personnel Committee be independent directors. This requirement would also conflict with subsection (a) of Section 2.8 of the Company's bylaws, which currently requires that only a majority of the members of the Compensation and Personnel Committee be independent directors. The Amendment will allow the Board of Directors to adopt requirements regarding the qualifications and composition of the Compensation and Personnel Committee that are consistent with the rules and regulations adopted by the NYSE and the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE MANAGEMENT PROPOSAL REGARDING AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED BYLAWS.

ITEM 4

PROPOSAL BY SHAREHOLDER RELATING TO AUDITOR CONFLICTS

        Sheet Metal Workers' National Pension Fund, with an address c/o Sheet Metal Workers' International Association, 1750 New York Ave., N.W.—6th Floor, Washington, D.C. 20006, is the beneficial owner of at least 8,700 shares of Common Stock and has advised the Company that it intends to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the applicable rules of the SEC. The Company is not responsible for the contents or language of the proposal, which is set forth in italic type and between quotation marks. The Board of Directors, for the reasons set forth below, recommends a vote "AGAINST" the proposal.

        "Resolved, that the shareholders of The Hartford Financial Services Group, Inc. ("Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide any management consulting services to our Company.

        Statement of Support:    The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

        Independent auditors have an important public trust. Investors must be able to rely on issuer's financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. Final Rule: Revision of the Commission's Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

        We believe that today investors seriously question whether auditors are independent of the company and corporate management that retain them. A major reason for this skepticism, we believe, is that management of once admired companies such as Enron, Tyco, and WorldCom have misled investors and their auditors have either been complicit or simply inept. Over the last year hundreds of billions of dollars in market value have vanished as investors have lost confidence in the integrity of our markets. A key reason for this lack of confidence is the distrust investors have in companies' financial statements.

        The U.S. Congress has attempted to respond to this crisis of confidence through passage of the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act"). The Sarbanes Act prohibits a company's auditors from performing a wide range of defined non-audit services. These prohibitions, in turn, track the defined non-audit services in Rule 2-01(c)(4) of the SEC's Final Rule: Revision of the Commission's Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

        However, the Sarbanes Act fails to prohibit auditors from providing management consulting services, which we believe represents a significant loophole. While the Act does require that the audit committee of the board preapprove these non-audit services, we do not believe that is enough. We believe that management consulting represents a significant source of potential revenue to auditors and poses serious conflict of interest issues. For this reason, we think the better course is for companies not to engage their auditors to perform any management consulting services.

        Many companies, including ours, either continue to engage their auditors to provide management consulting or provide inadequate disclosure in their proxy statements to ascertain whether they continue to engage their auditors for management consulting services. We urge your support for this resolution asking the board to cease engaging auditors for management consulting."

The Board of Directors' Response to Shareholder Proposal

        The Board of Directors believes that it is essential to maintain the independence and objectivity of the Company's independent auditor. To that end, the Board's Audit Committee has adopted a policy (the "Policy") that is fully consistent with current law as amended by the SEC's recently adopted final rule implementing Section 208(a) of the Sarbanes-Oxley Act of 2002, which prohibits the Company's independent auditor from providing a number of defined non-audit services, as well as general principles articulated by the SEC regarding auditor independence. The Policy also requires that the Audit Committee monitor and regulate the total non-audit fees to be paid to the Company's independent auditor so that these fees do not reach a level that the Audit Committee believes would affect the independence of the Company's independent auditor.

        The Board of Directors believes that the shareholder proposal is contrary to the interests of the Company and its shareholders because it goes beyond the scope of existing law regarding auditor independence and asks the Board to adopt a policy that categorically prohibits the Company's independent auditor from providing "management consulting services." The term "management consulting services" is not defined in the shareholder proposal or under current law and, therefore, may be construed broadly. If the proposal were adopted, the Board believes that the Company would be deprived of the option to use the Company's independent auditor for non-audit services even in those circumstances where it is legally permitted and in the Company's and its shareholders' best interest to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL TO PROHIBIT THE COMPANY'S INDEPENDENT AUDITOR FROM PROVIDING "MANAGEMENT CONSULTING SERVICES" TO THE COMPANY.

REQUIRED VOTES OF SHAREHOLDERS

        The presence in person or by proxy of shareholders entitled to cast a majority of shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The nominees for election as directors receiving the greatest number of votes, up to the number of directors to be elected, shall be elected directors. Each of Item 2, Ratification of the Appointment of Independent Auditors, Item 3, Proposal Regarding the Amendment of the Company's Amended and Restated Bylaws, and Item 4, Proposal by Shareholder Relating to Auditor Conflicts, will require the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy. Although abstentions will be included in the number of shares that are present for purposes of determining the presence of a quorum, they will not be counted as votes cast with respect to Items 2, 3 and 4. Accordingly, abstentions will have no effect on the voting on Items 2, 3 and 4. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion on certain matters. Thus, if a broker or nominee is not given specific instructions on those matters, those shares may not be voted on those matters, will not be counted in determining the number of shares necessary for approval, and will have no effect on the outcome of the vote. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

        One or more persons will be appointed to act as the inspector of election at the Annual Meeting. The bylaws of the Company provide that shareholders shall be accorded privacy in voting and that the integrity of the balloting process shall be assured. Among other duties, the inspector of election will certify as to compliance with such confidentiality provisions.

PROPOSALS OF SHAREHOLDERS

        Proposals submitted by shareholders for inclusion in the 2004 Proxy Statement relating to next year's annual meeting of shareholders must be received by the Company no later than the close of business on November 12, 2003. Any proposal received after that date will not be included in the Company's proxy materials for 2004. In addition, all proposals for inclusion in the 2004 Proxy Statement must comply with all of the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2004 annual meeting of shareholders unless the Company receives notice of the proposal by January 17, 2004. Address your proposals to Brian S. Becker, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., 690 Asylum Avenue, Hartford, CT 06105. All proposals must comply with certain requirements set forth in the Company's bylaws, a copy of which may be obtained from the Corporate Secretary of the Company.

OTHER INFORMATION

        As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies for the Annual Meeting for a fee of $12,500, plus the payment of that firm's out-of-pocket expenses. The Company will bear all expenses relating to the solicitation of proxies.

        A copy of the Company's Annual Report to Shareholders for 2002 is being sent to you concurrently with this Proxy Statement. If you have not received the Annual Report to Shareholders, please submit a written request to the Company's Investor Relations Department at the following address to request a copy: The Hartford Financial Services Group, Inc., 690 Asylum Avenue, Hartford, CT 06105, or call (888) 322-8444.

        We hereby incorporate by reference into this Proxy Statement "Item 10: Directors and Executive Officers of the Registrant" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                      By Order of the Board of Directors.

                      Brian S. Becker
                      Senior Vice President and Corporate Secretary

Dated: March 12, 2003

        SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE DOES ATTEND THE ANNUAL MEETING.

APPENDIX A

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements.

        The Committee shall prepare the report required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

RESPONSIBILITIES AND AUTHORITY

        The Committee shall:

  1.
  Have the sole authority to appoint or replace the independent auditor and to approve all audit engagement fees and terms.

  2.
  Be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

  3.
  Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the rules and regulations of the Commission all as may be amended from time to time (the "Exchange Act") which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members the authority to grant pre-approvals of permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

  4.
  Have the authority to investigate any activity of the Company.

  5.
  To the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

  6.
  Make regular reports to the Board.

  7.
  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval, and shall annually review the Committee's own performance.

Financial Statement and Disclosure Matters

  8.
  Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures under "Management's Discussion and Analysis of

    Financial Condition and Results of Operations", and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  9.
  Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the results of the independent auditor's review of the quarterly financial statements.

  10.
  Review and discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  11.
  Review and discuss reports from the independent auditor on:

  a.
  All critical accounting policies and practices to be used.

  b.
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

  c.
  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  12.
  Review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements of the Company.

  13.
  Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (i.e., discussing the types of information to be disclosed and the types of presentations to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

  14.
  Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

  15.
  Discuss with management the Company's major financial and other risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and the guidelines and policies to govern the process by which risk assessment and management is undertaken.

  16.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  17.
  Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

  18.
  Review and evaluate the lead partner of the independent auditor team.

  19.
  Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) (to assess the auditor's independence) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

  20.
  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

  21.
  Set clear hiring policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

  22.
  Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

  23.
  Review and concur in the appointment and replacement of the senior internal auditing executive.

  24.
  Review the activities, scope and effectiveness of the internal auditing function.

  25.
  Review the significant reports to management prepared by the internal auditing function and management's responses.

  26.
  Discuss with the independent auditor and management the internal audit function responsibilities, budget and staffing and recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

  27.
  Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

  28.
  Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics, including compliance with the Foreign Corrupt Practices Act. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance and applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

  29.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  30.
  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  31.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  32.
  Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor or the internal auditor.

  33.
  Perform such other functions as assigned by law, the Company's by-laws or the Board of Directors.

MEMBERSHIP

        The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act. At least one member of the Committee shall be an audit committee financial expert as defined by the Commission or else the Company shall explain why that is not the case in disclosures made pursuant to the Commission's rules. No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Committee members shall also meet such other criteria as are adopted from time to time by the Board. The members of the Committee shall be appointed by the Board annually on the recommendation of the Nominating and Corporate Governance Committee, or as required upon the resignation, death, incapacity or removal of a member of the Committee. Committee members may be replaced by the Board at any time. The Committee shall have a chairman who is elected by the Board annually or upon the resignation, death, incapacity or removal of the current chairman. The position of Committee chairman shall rotate at least every three years among the members of the Committee at the time of such rotation.

MEETINGS

        The Committee shall meet as often as it determines, but at least once every fiscal quarter. The agenda of each meeting generally will be prepared by the senior internal auditing executive with input from the Committee chairman and Committee members, and it shall be circulated to each member of the Committee prior to the meeting date. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee also may meet periodically in executive session without anyone else present. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        One-third of the members of the Committee, but not less than two, will constitute a quorum. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee will meet at the call of its chairman or any two of its members. The chairman will preside, when present, at all meetings of the Committee. The Committee shall keep a record of its meetings and report on them to the Board.

        Members of the Committee may participate in a meeting of the Committee by conference call or similar communications arrangements that enable all persons participating in the meeting to hear each other. The Committee may also take action by subcommittee and written consent.

The Hartford Financial Services Group, Inc.
VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK

        TELEPHONE 1-866-358-4702

        Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

        INTERNET https://proxyvotenow.com/hig

        Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

        MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

        Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

        CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

        1-866-358-4702 CALL TOLL-FREE TO VOTE.

        DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET.

        (Unless you are voting by telephone or Internet, please sign, date and return this proxy card in the enclosed envelope.)

        Votes must be indicated (x) in Black or Blue ink.

        ITEM 1.    Election of Directors

FOR	/ /	WITHHOLD	/ /	EXCEPTIONS	/ /
ALL		FOR ALL

        Director Nominees: 01 - Rand V. Araskog, 02 - Ramani Ayer, 03 - Donald R. Frahm, 04 - Edward J. Kelly, III, 05 - Paul G. Kirk, Jr., 06 - Thomas M. Marra, 07 - Robert W. Selander, 08 - Charles B. Strauss, 09 - H. Patrick Swygert, 10 - Gordon I. Ulmer and 11 - David K. Zwiener.

        (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

        *For all nominees except

        ITEM 2.    Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

FOR	/ /	AGAINST	/ /	ABSTAIN	/ /

        ITEM 3.    Proposal regarding amendment of the Company's Amended and Restated Bylaws.

FOR	/ /	AGAINST	/ /	ABSTAIN	/ /

        ITEM 4.    Proposal by shareholder relating to auditor conflicts.

FOR	/ /	AGAINST	/ /	ABSTAIN	/ /
/
/      Mark this box if you plan to attend the Annual Meeting
Note: Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Date
Share Owner sign here
Co-Owner sign here

The Hartford Financial Services Group, Inc.
2003 Annual Meeting of Shareholders

APRIL 17, 2003 at 9:00 A.M.

Wallace Stevens Theater
690 Asylum Avenue
Hartford, Connecticut 06105

PROXY

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Brian S. Becker, Amy Gallent and Neal S. Wolin and each of them, as proxies of the undersigned, each with power to appoint his or her substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the "Company"), including all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Company's Investment and Savings Plan, the Company's Excess Savings Plan, the Company's Deferred Restricted Stock Unit Plan and the Company's Employee Stock Purchase Plan, which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. on April 17, 2003 at the Wallace Stevens Theater, 690 Asylum Avenue, Hartford, Connecticut 06105, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

        Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. If no designation is made, the shares will be voted for the election as directors of the nominees named in Item 1, for Item 2, for Item 3, and against Item 4. The shares of common stock represented by this Proxy cannot be voted unless you sign, date and return this Proxy, or vote by telephone or through the Internet.

(Continued, and to be signed and dated, on the reverse side.)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
P.O. BOX 11159
NEW YORK, N.Y. 10203-0159

        I agree to access future proxy statements and annual reports electronically.        / /

        If you have change of address mark this box.        / /

QuickLinks

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
THE HARTFORD FINANCIAL SERVICES GROUP, INC. Hartford Plaza 690 Asylum Avenue Hartford, CT 06105
PROXY STATEMENT Annual Meeting of Shareholders April 17, 2003
GENERAL INFORMATION
ITEM 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS
REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants In Fiscal Year 2002
2002 Option Exercises and 2002 Year-End Option Values
Pension Plan Table Final Average Pay Formula
PERFORMANCE OF THE COMMON STOCK
TOTAL RETURN PERFORMANCE
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS
ITEM 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
ITEM 3 PROPOSAL REGARDING AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED BYLAWS
ITEM 4 PROPOSAL BY SHAREHOLDER RELATING TO AUDITOR CONFLICTS
REQUIRED VOTES OF SHAREHOLDERS
PROPOSALS OF SHAREHOLDERS
OTHER INFORMATION
APPENDIX A
The Hartford Financial Services Group, Inc. VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK
The Hartford Financial Services Group, Inc. 2003 Annual Meeting of Shareholders APRIL 17, 2003 at 9:00 A.M. Wallace Stevens Theater 690 Asylum Avenue Hartford, Connecticut 06105 PROXY THE HARTFORD FINANCIAL SERVICES GROUP, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
THE HARTFORD FINANCIAL SERVICES GROUP, INC. P.O. BOX 11159 NEW YORK, N.Y. 10203-0159